SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

FORM 8-A/A Amendment No. 1 to Form 8-A Filed on June 7, 2004

GREAT PLAINS ENERGY INCORPORATED
(Exact name of registrant as specified in its Articles of Incorporation)

Missouri	43-1916803
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Walnut Street Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Titles of each class to be so registered	Name of each exchange on which each class is to be registered

Income PRIDES	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  (X)

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  (  )

Securities Act registration statement file number to which this form relates:  333-114486.

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Title of Class

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to this Registration Statement is solely to incorporate the definitive agreements included as Exhibit 4.1, 4.2, 4.3, 4.4 and 4.5 hereto.

ITEM 1.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the securities to be registered hereunder is set forth under the caption "Description of the FELINE PRIDES" in the Prospectus Supplement, dated June 4, 2004, supplementing the Prospectus, dated (the "Prospectus Supplement"), of the Registrant, which constitutes a part of the registration statement (the "Registration Statement") on Form S-3 (File No. 333-114486) of the Registrant which was initially filed with the Securities and Exchange Commission (the "Commission") on April 15, 2004. The Prospectus Supplement, which was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act and relates to the Registration Statement, is deemed to be incorporated herein by reference.
ITEM 2.	EXHIBITS.

(c) Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of Great Plains Energy Incorporated (filed as Exhibit 3(i) to Registrant's Form 8-K filed October 1, 2001, and hereby incorporated by reference).

3.2	By-laws of Great Plains Energy Incorporated, as amended September 16, 2003 (filed as Exhibit 3.1 to Form 10-Q for the period ended September 30, 2003 and hereby incorporated by reference).

4.1	Purchase Contract Agreement between the Registrant and BNY Midwest Trust Company, as Purchase Contract Agent, dated as of June 14, 2004.

4.2

Pledge Agreement among the Registrant, BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary and BNY Midwest Trust Company, as Purchase Contract Agent, dated as of June 14, 2004.

4.3	Remarketing Agreement among the Registrant, BNY Midwest Trust Company, as Purchase Contract Agent, and the Remarketing Agent named therein dated as of June 14, 2004.

4.4	Indenture dated June 1, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as Trustee.

4.5	First Supplemental Indenture between the Registrant and BNY Midwest Trust Company, as Trustee, dated as of June 14, 2004.

4.6	Registration Statement on Form S-3 (File No. 333-114486) (filed with the Securities and Exchange Commission on April 15, 2004 and incorporated herein by reference).

4.7	Form of Income PRIDES (included in Exhibit 4.1 as Exhibit A thereto).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Andrea F. Bielsker

Andrea F. Bielsker
Senior Vice President - Finance, Chief Financial Officer and Treasurer

Date: June 14, 2004